Exhibit 99

Jefferies Financial Group Inc.
Unaudited Pro Forma Condensed Consolidated Financial Information

On November 29, 2019, Jefferies Financial Group Inc. ("Jefferies", "we" or the "Company") completed the previously announced sale of its remaining 31% equity interest in National Beef Packing Company, LLC ("National Beef") to Marfrig Global Foods S.A. ("Marfrig") and certain other shareholders. We received a total of $970 million in cash, including $790.6 million from Marfrig and other shareholders and $179.4 million from final distributions from National Beef. Effective November 29, 2019, we no longer hold an equity interest in National Beef.

The Unaudited Pro Forma Condensed Consolidated Statement of Financial Condition is presented as if the transaction had occurred as of the most recently filed Consolidated Statement of Financial Condition (as of August 31, 2019). The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the nine months ended August 31, 2019 and the eleven months ended November 30, 2018 are presented as if the transaction had occurred immediately prior to the first day of the earliest period presented (prior to January 1, 2018).

On June 5, 2018, we completed the sale of 48% of National Beef to Marfrig, reducing our ownership in National Beef from 79% to 31%. As of the closing of the sale on June 5, 2018, we deconsolidated our investment in National Beef and accounted for our remaining 31% interest in National Beef under the equity method of accounting. We classified the results of National Beef prior to June 5, 2018 as discontinued operations in the Consolidated Statements of Operations. As such, pro forma adjustments to remove the remaining 31% interest in National Beef in these financial statements are from June 5, 2018 forward.

This unaudited pro forma condensed consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X and should be read in conjunction with the Company’s Transition Report on Form 10–K for the eleven months ended November 30, 2018 ("2018 10-K") and the Company’s Quarterly Report on Form 10-Q for the quarterly period ended August 31, 2019 ("2019 Q3 10-Q"), as filed with the Securities and Exchange Commission.

The following unaudited pro forma condensed consolidated financial information is derived from the Company’s historical consolidated financial statements. Historical financial information for the eleven months ended November 30, 2018 has been derived from audited historical consolidated financial statements included in the Company's 2018 10-K. Historical financial information for the Company as of and for the nine months ended August 31, 2019 has been derived from unaudited historical consolidated financial statements included in the Company’s 2019 Q3 10-Q.

The unaudited pro forma condensed consolidated financial statements are based upon available information and certain assumptions considered reasonable by the Company. This unaudited pro forma condensed consolidated financial information is provided for illustrative purposes only and is not necessarily indicative of the results of operations that would have occurred had the transaction been effected on the assumed dates, nor is it necessarily indicative of our future operating results.

JEFFERIES FINANCIAL GROUP INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Consolidated Statement of Financial Condition
August 31, 2019
(Dollars in thousands, except par value)

		Pro Forma Adjustments
	Jefferies Historical	Sale of 31% Interest in National Beef		Pro Forma
ASSETS
Cash and cash equivalents	$6,011,350	$969,850	(a)	$6,981,200
Cash and securities segregated and on deposit for regulatory purposes or deposited with clearing and depository organizations	658,335	—		658,335
Trading assets, at fair value, including securities pledged of $12,087,982	17,195,916	—		17,195,916
Loans to and investments in associated companies	2,346,297	(718,771)	(b)	1,627,526
Securities borrowed	7,895,149	—		7,895,149
Securities purchased under agreements to resell	4,499,995	—		4,499,995
Receivables	5,826,350	—		5,826,350
Intangible assets, net and goodwill	1,921,793	—		1,921,793
Deferred tax asset, net	509,772	(63,448)	(c)	446,324
Other assets	2,398,251	—		2,398,251
Total assets	$49,263,208	$187,631		$49,450,839

LIABILITIES
Short-term borrowings	$518,914	$—		$518,914
Trading liabilities, at fair value	10,296,315	—		10,296,315
Securities loaned	2,182,865	—		2,182,865
Securities sold under agreements to repurchase	8,236,981	—		8,236,981
Other secured financings	2,508,589	—		2,508,589
Payables, expense accruals and other liabilities	7,350,914	—		7,350,914
Long-term debt	7,968,785	—		7,968,785
Total liabilities	39,063,363	—		39,063,363

Commitments and contingencies

MEZZANINE EQUITY
Redeemable noncontrolling interests	27,064	—		27,064
Mandatorily redeemable convertible preferred shares	125,000	—		125,000

EQUITY
Common shares, par value $1 per share, authorized 600,000,000 shares; 299,867,942 shares issued and outstanding, after deducting 17,178,934 shares held in treasury	299,868	—		299,868
Additional paid-in capital	3,731,712	—		3,731,712
Accumulated other comprehensive income (loss)	(266,452)	23	(b)	(266,429)
Retained earnings	6,255,314	187,608	(d)	6,442,922
Total Jefferies Financial Group Inc. shareholders’ equity	10,020,442	187,631		10,208,073
Noncontrolling interests	27,339	—		27,339
Total equity	10,047,781	187,631		10,235,412

Total	$49,263,208	$187,631		$49,450,839

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

JEFFERIES FINANCIAL GROUP INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the nine months ended August 31, 2019
(In thousands, except per share amounts)

		Pro Forma Adjustments
	Jefferies Historical	Sale of 31% Interest in National Beef		Pro Forma
Revenues:
Commissions and other fees	$493,560	$—		$493,560
Principal transactions	465,451	—		465,451
Investment banking	1,126,479	—		1,126,479
Interest income	1,243,278	—		1,243,278
Manufacturing revenues	248,227	—		248,227
Other	351,544	—		351,544
Total revenues	3,928,539	—		3,928,539
Interest expense of Jefferies Group	1,141,661	—		1,141,661
Net revenues	2,786,878	—		2,786,878

Expenses:
Compensation and benefits	1,367,034	—		1,367,034
Cost of sales	233,109	—		233,109
Floor brokerage and clearing fees	163,113	—		163,113
Interest expense	69,819	—		69,819
Depreciation and amortization	110,600	—		110,600
Selling, general and other expenses	718,910	—		718,910
Total expenses	2,662,585	—		2,662,585
Income before income taxes and income (loss) related to associated companies	124,293	—		124,293
Income (loss) related to associated companies	121,766	(137,918)	(b)	(16,152)
Income before income taxes	246,059	(137,918)		108,141
Income tax provision (benefit)	(522,626)	(34,851)	(e)	(557,477)
Net income	768,685	(103,067)		665,618
Net income attributable to the noncontrolling interests	(759)	—		(759)
Net income attributable to the redeemable noncontrolling interests	(47)	—		(47)
Preferred stock dividends	(3,827)	—		(3,827)
Net income attributable to Jefferies Financial Group Inc. common shareholders	$764,052	$(103,067)		$660,985

Basic earnings per common share attributable to Jefferies Financial Group Inc. common shareholders:
Net income	$2.44			$2.11
Number of shares used in calculation	310,838			310,838

Diluted earnings per common share attributable to Jefferies Financial Group Inc. common shareholders:
Net income	$2.41			$2.08
Number of shares used in calculation	317,181			317,181

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

JEFFERIES FINANCIAL GROUP INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the eleven months ended November 30, 2018
(In thousands, except per share amounts)

		Pro Forma Adjustments
	Jefferies Historical	Elimination of Discontinued Operations	Sale of 31% Interest in National Beef		Pro Forma
Revenues:
Commissions and other fees	$634,271	$—	$—		$634,271
Principal transactions	232,224	—	—		232,224
Investment banking	1,904,870	—	—		1,904,870
Interest income	1,294,325	—	—		1,294,325
Manufacturing revenues	357,427	—	—		357,427
Other	586,611	—	—		586,611
Total revenues	5,009,728	—	—		5,009,728
Interest expense of Jefferies Group	1,245,694	—	—		1,245,694
Net revenues	3,764,034	—	—		3,764,034

Expenses:
Compensation and benefits	1,862,782	—	—		1,862,782
Cost of sales	307,071	—	—		307,071
Floor brokerage and clearing fees	184,210	—	—		184,210
Interest expense	89,249	—	—		89,249
Depreciation and amortization	120,317	—	—		120,317
Selling, general and other expenses	961,328	—	—		961,328
Total expenses	3,524,957	—	—		3,524,957
Income from continuing operations before income taxes and income (loss) related to associated companies	239,077	—	—		239,077
Income (loss) related to associated companies	57,023	—	(110,049)	(b)	(53,026)
Income from continuing operations before income taxes	296,100	—	(110,049)		186,051
Income tax provision (benefit)	19,008	—	(27,787)	(e)	(8,779)
Income from continuing operations	277,092	—	(82,262)		194,830
Income from discontinued operations, including gain on disposal, net of taxes	773,984	(773,984)	—		—
Net income	1,051,076	(773,984)	(82,262)		194,830
Net loss attributable to the noncontrolling interests	12,975	—	—		12,975
Net income attributable to the redeemable noncontrolling interests	(37,263)	37,141	—		(122)
Preferred stock dividends	(4,470)	—	—		(4,470)
Net income attributable to Jefferies Financial Group Inc. common shareholders	$1,022,318	$(736,843)	$(82,262)		$203,213

Basic earnings per common share attributable to Jefferies Financial Group Inc. common shareholders:
Income from continuing operations	$0.82				$0.58
Income from discontinued operations, including gain on disposal	2.11				—
Net income	$2.93				$0.58
Number of shares used in calculation	347,261				347,261

Diluted earnings per common share attributable to Jefferies Financial Group Inc. common shareholders:
Income from continuing operations	$0.81				$0.58
Income from discontinued operations, including gain on disposal	2.09				—
Net income	$2.90				$0.58
Number of shares used in calculation	351,275				351,275
See accompanying notes to unaudited pro forma condensed consolidated financial statements.

JEFFERIES FINANCIAL GROUP INC. AND SUBSIDIARIES
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Note 1. Basis of Presentation

The Company's Unaudited Pro Forma Condensed Consolidated Statement of Financial Condition is presented as if the sale of the 31% interest in National Beef had occurred as of the most recently filed Consolidated Statement of Financial Condition (as of August 31, 2019). The Company's Unaudited Pro Forma Condensed Consolidated Statements of Operations for the nine months ended August 31, 2019 and the eleven months ended November 30, 2018 are presented as if the sale of the 31% interest in National Beef had occurred immediately prior to the first day of the earliest period presented (prior to January 1, 2018).

The pro forma adjustments reflect the sale of the 31% interest in National Beef. Retained earnings in the Unaudited Pro Forma Condensed Consolidated Statement of Financial Condition includes the after-tax gain on sale that would have been recorded if the transaction had occurred on August 31, 2019. The estimated gain (including related estimated transaction costs) is not included in the Unaudited Pro Forma Condensed Consolidated Statements of Operations as it represents a non-recurring item.

Note 2. Adjustments to Unaudited Pro Forma Condensed Consolidated Financial Statements

(a)	Represents the increase in cash and cash equivalents resulting from the pro forma consideration received ($970.0 million), net of estimated transaction costs ($0.2 million).

(b)	Represents the elimination of National Beef's historical financial information.

(c) Adjustment to record tax effect of pro forma gain at a combined federal and state statutory tax rate of 25.3%.

(d)
To record the pro forma after-tax gain of $187.6 million that would have been recorded if the transaction had occurred on August 31, 2019. As such, this pro forma gain is based on the net book value of National Beef as of August 31, 2019 and does not reflect activity subsequent to that date. The Company estimates that it will recognize a pre-tax gain from the sale of about $210 million ($157 million after-tax) in the fourth quarter of 2019.

(e)
Adjustment to record the tax effect of the pro forma adjustments at a combined federal and state statutory tax rate of 25.3% for the nine months ended August 31, 2019 and 25.2% for the eleven months ended November 30, 2018.